ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                            THIRTEEN WEEKS ENDED     THIRTY-NINE WEEKS ENDED
                                         MAR. 1, 1997 MAR. 2, 1996   MAR. 1,1997 MAR. 2,1996

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       17,669       17,302        17,615       17,286

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................          179          218           266          359

                   TOTALS..............       17,848       17,520        17,881       17,645

Net Income:
Continuing operations..................     $  8,235     $(12,839)     $ 17,670     $ (6,541)
Discontinued operations................                   (12,114)                    (2,222)
                                            $  8,235     $(24,953)     $ 17,670     $ (8,763)

Primary earnings per common and
  common equivalent share:
Continuing operations..................     $   0.46     $  (0.73)     $   0.99     $  (0.37)
Discontinued operations................                     (0.68)                     (0.13)
                                            $   0.46     $  (1.41)     $   0.99     $  (0.50)



ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                            THIRTEEN WEEKS ENDED     THIRTY-NINE WEEKS ENDED
                                         MAR. 1, 1997 MAR. 2, 1996   MAR. 1,1997 MAR. 2,1996

FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       17,669       17,302        17,615       17,286

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period-end or average
  market price)........................          179          369           266          310

                   TOTALS..............       17,848       17,671        17,881       17,596

Net Income:
Continuing operations..................     $  8,235     $(12,839)     $ 17,670     $ (6,541)
Discontinued operations................                   (12,114)                    (2,222)
                                            $  8,235     $(24,953)     $ 17,670     $ (8,763)


Fully diluted earnings per common and
  common equivalent share:
Continuing operations..................     $   0.46     $  (0.73)     $   0.99     $  (0.37)
Discontinued operations................                     (0.68)                     (0.13)
                                            $   0.46     $  (1.41)     $   0.99     $  (0.50)